CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                    PAINEWEBBER/GEODYNE INSTITUTIONAL/PENSION
                      ENERGY INCOME LIMITED PARTNERSHIP P-5


       The undersigned General Partner hereby duly executes this Certificate of Limited Partnership of PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-5 (the "Partnership"), which is being filed with the Secretary of State of Oklahoma in accordance with the Oklahoma Revised Uniform Limited Partnership Act.

       1.    The   name    of    the    Partnership    is    PaineWebber/Geodyne
Institutional/Pension Energy Income Limited Partnership P-5.

       2. The address of the registered office of the Partnership is 320 South Boston, The Mezzanine, Tulsa, Oklahoma 74103, and the name of the registered agent whose business office address will be the same as the registered office address is Geodyne Properties, Inc.

       3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available is c/o Geodyne Properties, Inc., 320 South Boston Avenue, the Mezzanine, Tulsa, Oklahoma 74103-3708.

       4. The name, the mailing address and the street address of the business or residence of each general partner of the Partnership are as follows:

Name                         Mailing Address             Business Address
----                         ---------------             ----------------

Geodyne Properties,          320 S. Boston Ave.          320 S. Boston Ave.
Inc.                         The Mezzanine               The Mezzanine
                             Tulsa, OK 74103-3708        Tulsa, OK 74103-3708


       5. The latest date upon which the Partnership is to dissolve is December 31, 2015.

       SIGNED on this 9th day of November, 1989.


                                        GENERAL PARTNER:

                                        Geodyne Properties, Inc.,
                                        a Delaware corporation

                                        By: /s/ Michael E. Luttrell
                                            --------------------------------
                                             Michael E. Luttrell
                                             Executive Vice President